                                                                    EXHIBIT 10.4



                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP

COMPANY:                     CONTINENTAL CASUALTY COMPANY, Chicago, IL

BUSINESS COVERED:            Business classified by the Company as Accountants'
                             Professional Liability for members of the American
                             Institute of Certified Public Accountants.

COMMENCEMENT AND             Covering claims made and/or losses discovered on
TERMINATION:                 policies having effective dates during the 12 month
                             term beginning July 1, 1996. Run-off to policy
                             expiration, termination, or next anniversary date,
                             whichever comes first, plus unlimited discovery
                             period. A claim first made under any discovery
                             period coverage shall be deemed to have been made
                             on the day the original policy expired or was
                             cancelled and the premium, for such discovery
                             period coverage, shall be considered fully earned
                             on the last day the original policy was in force.

                             The Company may exercise the option to cut off the Reinsurer's liability as of July 1, 1997, but no later than the first anniversary of termination, by giving the Reinsurer thirty (30) days prior written notice of its intent to do so. The Reinsurer will return to the Company the unearned reinsurance premium applicable to the unexpired liability as calculated on a monthly pro rata basis, less the rate of commission. If the Company requests the return of the unearned premium reserve, the Reinsurer will continue to be liable for its pro-rata share of the aggregate losses after such (termination) cut-off date, being pro rata as to the time such original policies are in force under this Agreement.

EXCLUSIONS:                  As attached.

TERRITORY:                   To follow the Company's original policies.

INSURING CLAUSE:             10% Quota Share of up to $1,000,000 each policy,
                             each claim and in the aggregate where applicable.
                             The Reinsurer's share of the Company's net retained
                             liability shall not be more than 10% of $1,000,000
                             each covered policy for each claim or annual
                             aggregate where applicable.

                             In the event that a loss involves more than one of the Company's policies, this Agreement shall provide coverage for each and every policy in such loss.

                             In addition, as respects each loss, the Reinsurer agrees to pay a 10% quota share of up to $1,000,000 of any Excess of Original

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP

INSURING CLAUSE:             Policy Limit; and, in addition as respects each
(continued)                  loss, the Reinsurer agrees to pay a 10% quota
                             share of up to $1,000,000 of any Extra Contractual
                             Obligation.


LOSS EXPENSE:                As per the attached Losses, Loss Adjustment
                             Expenses Subrogation & Salvage Clause.

PREMIUM: 10% of the Original Gross Premium for up to $1,000,000 for limits attaching.

CEDING COMMISSION:           28.5% of Original Gross Premium for limits
                             attaching.

OTHER REINSURANCE:           The Company will be permitted to purchase
                             facultative reinsurance on any risk it desires and
                             to deduct the premium thereof.

FUNDING OF                   As per the attached Letters of Credit Clause
RESERVES:

REPORTS AND                  As per the attached Clause.
REMITTANCES:

OTHER PROVISIONS:            Original Conditions: The Reinsurer will be subject
                             to the terms, conditions, interpretations,
                             waivers, modifications and alterations of the
                             Company's policies that are the subject of this
                             Agreement.

                             Inter-Company Pooling Clause
                             Definitions Clause
                             Losses, Loss Adjustment Expenses Subrogation &
                                Salvage (as per the attached Clause)
                             ECO/XPL
                             Insolvency Clause
                             Access to Records Clause (as per the attached
                                Clause)
                             Errors and Omissions Clause
                             Amendments Clause
                             Arbitration Clause
                             Service of Suit Clause
                             Taxes Clause
                             Interest Penalty Clause (as per the attached
                                Clause)
                             Currency Clause
                             Offset (this Agreement only)

WORDING:                     As expiring or as agreed.


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

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP



We ask that you review the terms and conditions set forth hereon. Assuming that you find everything in order, please indicate your acceptance and approval by signing and returning one (1) copy of this Placement Slip.


Reinsurer:
          -------------------------------------------------------------------


Signed Line:    /s/  Norman C. Batchelder, President
            -----------------------------------------------------------------

Accepted &
Approved By:  Norman C. Batchelder, President -- AmerInst Insurance Company
            -----------------------------------------------------------------

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


                                  EXCLUSIONS
                                  ----------

This Agreement shall not apply to and specifically excludes:

A. all assumed reinsurance; except as respects inter-company reinsurance.

B. policies written on other than a claims made form;

C. loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required by any statutes or regulations;

D. loss or liability excluded under the Nuclear Incident Exclusion Clauses - Liability - Reinsurance (U.S.A. and Canada) attached to this Agreement;

E. all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


          LOSSES, LOSS ADJUSTMENT EXPENSES, SUBROGATION AND SALVAGES
          ----------------------------------------------------------

Losses shall be reported by the Company in summary form as hereinafter provided. The Company will have the right to settle all claims under its policies. All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer. The Reinsurer agrees to pay or allow, as the case may be, as stated in Article 4, its proportionate share of the amount of any settlement, award, or judgment paid by the Company or for which the Company has become liable to pay (including interest accrued prior to final judgment if included as part of loss on reinsured policies) after deduction of all recoveries, salvages, subrogations and reinsurance, whether recovered or not.

In addition, the Reinsurer shall also be liable for its' proportionate share of loss expenses as respects losses covered under this Agreement, unless the policy reinsured hereunder includes such loss expenses within the limit of liability. In that instance, loss expense will be considered as part of the loss. Loss expense as used in this Agreement will mean all expenses incurred by the Company in the investigation, appraisal, adjustment, litigation and/or defense of claims under policies reinsured hereunder, including court costs, interest accrued prior to final judgment if included as expense on reinsured policies, and interest accrued after final judgment, but excluding internal office expenses, salaries, per diem, and other remuneration of regular Company employees. However, in the event a verdict or judgment is reduced by an appeal or a settlement, subsequent to the entry of the judgment, resulting in an ultimate saving on such verdict or judgment, or a judgment is reversed outright, the expense incurred in securing such final reduction or reversal will be prorated between the Reinsurer and the Company in the proportion that each benefits from such reduction or reversal, and the expenses incurred up to the time of the original verdict or judgment will be (a) pro rated in proportion to each party's interest in such verdict or judgment, or (b) when the terms and conditions of the Company's original policies reinsured hereunder include expense as part of the policy limit, be added to the Company's loss.

Regardless of whether or not the policy reinsured hereunder includes loss expenses within the limit of liability, in addition, the Reinsurer shall bear its proportionate share of all legal expenses and other costs incurred in connection with coverage questions and legal actions connected thereto arising under policies covered by this Agreement. The Reinsurer's proportionate share of these costs and expenses will be the same as the Reinsurer's proportionate share of "loss" as defined herein.

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


                               ACCESS TO RECORDS
                               -----------------

The Reinsurer, or their duly accredited representative, will have access to the books and records of the Company on matters reasonably relating to this reinsurance at all reasonable times for the purpose of obtaining information concerning this Agreement or the subject matter hereof. Except as provided in the following sentence, access to premium records is restricted to within four years of the expiration of this Agreement. The Reinsurer will be permitted access to premium records subsequent to the aforementioned period only on the condition that either a) there are no balances payable hereunder by the Reinsurer that are overdue as provided in the Interest Penalty Article of this Agreement or b) the Reinsurer has funded all balances due hereunder in an interest bearing trust fund or with a Letter of Credit as hereinafter provided.

Should the Reinsurer choose option b) of the foregoing paragraph, the Reinsurer agrees to provide the Company a Trust Agreement established at Morgan Guaranty Trust Company of New York, New York, or at a mutually agreed successor Trustee, or a clean, irrevocable, and evergreen Letter of Credit, issued by Morgan Guaranty Trust Company of New York, New York, or by a mutually agreed bank, of which the Company will be the beneficiary, which will secure in full all balances due from the Reinsurer to the Company with respect to this Agreement. Such Trust Agreement and/or Letter of Credit will be established under laws of the state of New York and will meet all requirements of the state regulatory authorities applicable to the Company. The Reinsurer is responsible for all costs associated with providing such Trust Agreement and/or Letters of Credit as required under this Article.

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


                               INTEREST PENALTY
                               ----------------

The interest amounts provided for in this Article will apply to the Reinsurer or to the Company in the following circumstances:

A. Loss payment owed by the Reinsurer to the Company shall have a due date to the Company of 90 calendar days following the date of the billing and/or proof of loss.

B. Payment of any premium shall be due to the Reinsurer within 90 calendar days of the date specified in this Agreement. Any premium adjustments will be due by the debtor party within 150 calendar days of the expiration of this Agreement.

C. Payment on return of premiums, commissions, profit sharing or any amounts not provided in paragraph A. or B. above, shall have the due date as specified in this Agreement. If no due date is specified, the due date shall be 90 days following the date of billing.

D. Failure by the Reinsurer or the Company to comply with their respective payment obligations within the time periods as herein provided will result in a compound interest penalty payable at a rate equal to the 90 day Treasury Bill rate as published in the Money Rate Section or any successor section of The Wall Street Journal on the first business day following the date a remittance becomes due, plus 1% per annum, to be compounded and adjusted quarterly. Any interest that occurs pursuant to this Article shall be calculated by the party to which it is owed. The accumulation of the number of days that any payment is past due will stop on the date that the Intermediary, where applicable, receives payment.

E. The validity of any claim or payment may be contested under the provisions of this Agreement. If the debtor party prevails in an arbitration or any other proceeding, there shall be no interest penalty due. Otherwise, any interest will be calculated and due as outlined above.

F. If a Reinsurer advances payment of any claim it is contesting, and prevails in the contest, the Company shall return such payment plus pay interest on same, calculated as per the provisions of this Article.

G. Any interest which occurs pursuant to this Article may be waived by the party to which it is owed. Further, any interest which is calculated pursuant to this Article that is $100 or less shall be waived. Waiver of such interest shall not affect the waiving party's rights to similar interest for any other failure by the other party to make payment when due under this Article.

H. Nothing in this Article shall diminish any legal remedies that either party may have against the other.

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


                            REPORTS AND REMITTANCES
                            -----------------------

A. Within 30 days after the end of each calendar month, the Company shall report to the Reinsurer:

   1. Ceded net written premium for the month;

   2. Ceding commission thereon;

   3. Ceded losses and loss adjustment expenses paid during this month.

   The positive balance of (1) less (2) less (3) shall be remitted by the Company 30 days after the end of the following calendar quarter. Any balance shown to be due the Company shall be remitted by the Reinsurer within 30 days after the end of the following calendar quarter after receipt and verification of the Company's report.

B. Within 30 days after each calendar quarter, the Company shall report to the Reinsurer the ceded unearned premiums and ceded outstanding loss reserves as of the end of the calendar quarter.

C. Annually the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


                               LETTERS OF CREDIT
                               -----------------

As regards policies or bonds issued by the Company within the scope of this Agreement, the Company agrees that when it shall file with the insurance regulatory authority or set up on its books reserves for losses, unearned premium reserves and loss development allowance (to be calculated using the formula below) covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, issued by a bank, and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company's reserves in an amount equal to the Reinsurer's proportion of reserves in respect of losses, unearned premium reserves and loss development allowances and allocated loss adjustment expense relating thereto, and losses and allocated loss adjustment expense paid by the Company but not recovered from the Reinsurer as shown in the statement prepared by the Company (hereinafter referred to as "Reinsurer's Obligations").

The Reinsurer hereby agrees to fund a Letter of Credit, as described below, for a total amount of $4,125,000 by December 31, 1994, with additions to same as described below.

The Letter of Credit shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the Letter of Credit extended for any additional period.

The Reinsurer and the Company agree that the Letters of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provision of this Agreement, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company for the following purposes, unless otherwise provided for in a separate Trust Agreement:

A. to reimburse the Company for the Reinsurer's Obligations, the payment of which is due under the terms of this Agreement and which has not been otherwise paid;

B. to make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's Obligations under this Agreement;

C. to fund an account with the Company for the Reinsurer's Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer.

In the event the amount drawn by the Company on any Letter of Credit is in excess of the actual amount required for A) or C), the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

                       QUOTA SHARE REINSURANCE AGREEMENT
                              1996 PLACEMENT SLIP


                         LETTERS OF CREDIT (CONTINUED)
                         -----------------------------


The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

At annual intervals, or more frequently as agreed, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer's Obligations, for the sole purpose of amending the Letter of Credit, in the following manner:

A. if the statement shows that the Reinsurer's Obligations exceed the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment to the Letter of Credit increasing the amount of credit by the amount of such difference;

B. if however, the statement shows that the Reinsurer's Obligations are less than the balance of credit as of the statement date, the Company shall within thirty (30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

Loss development allowance to be calculated as follows:

Original Gross Premium less the Ceding Commission = Net Premium x 85% ultimate loss ratio = ultimate loss x the factor indicated below at each stated calendar quarter:


   CALENDAR QUARTER                          FACTOR
   at 4th calendar quarter                    100%
   at 8th calendar quarter                     85%
   at 12th calendar quarter                    70%
   at 16th calendar quarter                    40%
   at 20th calendar quarter                    30%
   at 24th calendar quarter                    20%
   at 28th calendar quarter                    10%
   at 32nd calendar quarter                     5%


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